Exhibit 21


             List of Subsidiaries - CollaGenex Pharmaceuticals, Inc.


                       Entity                           Jurisdiction
          ----------------------------------    -------------------------------

           MMP Technologies, Inc.                         Delaware

           CollaGenex International, Ltd.              United Kingdom